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                                                                    EXHIBIT 99.1

                                [ICO LETTERHEAD]

                                                        NEWS RELEASE
TO:                                                      Contact:       Jon Biro
                                                                      Tim Gollin
                                                         Phone:     713-351-4100
                                                         Fax:       713-335-2222
                                                         Website: www.icoinc.com

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                  ICO, INC. ANNOUNCES CONFERENCE CALL SCHEDULE

         JUNE 19, 2001 - HOUSTON, TEXAS - ICO, Inc. (NASDAQ: ICOC) today announced that it has scheduled a conference call for Friday, June 22, 2001 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to be hosted by Chris O'Sullivan, Vice Chairman and Chief Financial Officer, and Tim Gollin, President and Chief Executive Officer.

         Investors, analysts and the general public will have the opportunity to listen to the conference call free over the internet by visiting the Company website at www.icoinc.com. To listen to the live call on the web, visit the ICO, Inc. website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a recording of the call will be available until June 29, 2001. This recording may be accessed by calling 719-457-0820, passcode 601338. For more information, please contact Jason Duran at 713-351-4100 or e-mail investor.relations@icoinc.com.

         In its polymers group, ICO, Inc. engineers and produces specialty polymers and provides polymer processing services. In its oilfield services group, ICO provides tubular inspection and coating services.

         Statements regarding group outlook for Polymer Processing Services, increases in exploration activity, increases in demand for services, as well as any other statements that are not historical facts in this release are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include but are not limited to, demand for the Company's services and products, business cycles and other conditions of the oil and gas and petrochemical industries, prices of commodities, acquisition risks, international risks, operational risks, and other factors detailed in the Company's Form 10-K for the fiscal year ended September 30, 1999, and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.